EXHIBIT 10.1

                       SEVERANCE AND CONSULTING AGREEMENT

         AGREEMENT dated as of May 21, 1999 between BIG CITY BAGELS, INC., a New York corporation with offices at 99 Woodbury Road, Hicksville, New York 11801 ("Company"), and MARK WEINREB, ("Weinreb").

         WHEREAS, Company is entering into an Agreement and Plan of Reorganization and Merger, dated as of May 21, 1999, among the Company, BCB Acquisition Corp. I, and BCB Acquisition Corp. II, and Intelligent Computer Solutions, Inc. ("ICS"), VillageNet, Inc. ("VillageNet") and the shareholders set forth in Schedule 2.1 thereto ("Merger Agreement");

         WHEREAS, Company and Weinreb have previously entered into an Amended and Restated Employment Agreement, dated August 21, 1998, which provides for Weinreb's employment with Company through December 31, 1999 (the "Employment Agreement");

         WHEREAS, Company and Weinreb hereby mutually desire to terminate the Employment Agreement as provided herein simultaneously with the closing ("Closing") of the transactions contemplated by the Merger Agreement; and

         WHEREAS, Company desires that Weinreb continue to render certain consulting services to Company after the date of the Closing as provided herein.

         IT IS AGREED:

         1.  Termination of Employment.

                  (a) The Employment Agreement and Weinreb's employment by the Company thereunder shall be terminated effective as of the Closing and, at such time, the Employment Agreement shall no longer be of any further force or effect. In consideration for Weinreb relinquishing his rights and benefits under the Employment Agreement, the Company shall provide to Weinreb the benefits set forth in this Section 1.

                  (b) Simultaneously with the execution of this Agreement, the Company has entered into and delivered to Weinreb an Option Agreement of even date herewith entitling Weinreb to purchase up to 50,000 shares of Common Stock of the Company conditioned upon the occurrence of the Closing. The Company agrees that the issuance of the shares of Common Stock issuable upon exercise of such options shall be registered under the Securities Act of 1933, as amended, on or prior to the date of Closing.



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                  (c) At the Closing, the Company shall

                           (i) pay Weinreb the sum of $65,000, net of applicable withholding taxes;

                          (ii) pay Weinreb all unpaid salary accrued through the date of Closing, net of applicable withholding taxes;

                         (iii) reimburse Weinreb for all expenses incurred through the date of Closing and reimbursable as provided in Section 4(b) of the Employment Agreement;

                          (iv) assign to Weinreb the lease for the automobile presently leased by the Company for the exclusive use of Weinreb;

                           (v) at Weinreb's option, transfer to Weinreb ownership of all key-person life insurance policies maintained by the Company insuring the life of Weinreb, provided that Weinreb shall pay to the Company any accumulated cash value of such policies and a pro rata portion of any prepaid premiums; and

                          (vi) deliver to Weinreb a Promissory Note in the principal amount of $85,000 in the form of Exhibit A hereto.

                  (d) At the Closing, Weinreb may assume the automobile lease presently held by the Company for an automobile for the exclusive use of Weinreb. Notwithstanding such assumption, the Company shall continue to make all lease payments required thereunder until the expiration of the four-month period following the Closing (see Section 1(e) of this Agreement). After expiration of the four month period after Closing, Weinreb shall be solely responsible for all further lease payments thereunder and for all insurance, maintenance and other costs associated with the use and operation of such automobile.

                  (e) Other Perquisites. For a period of four months from the date of Closing (the "Continued Perquisite Period"), (i) Weinreb shall continue to be provided with the medical and dental insurance presently being provided to him by the Company pursuant to Section 4(d) of the Employment Agreement and (ii) the Company shall continue to make all lease payments under the automobile lease presently held by the Company for an automobile for the exclusive use of Weinreb and pay for all insurance associated with the use and operation of such automobile, subject to limits and deductibles acceptable to the Company.

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         2. Consulting Duties; Term and Consulting Fees.

                  (a) Commencing after the Closing, Weinreb hereby agrees to provide the following services ("Services") as a consultant and independent contractor to assist Company in connection with: (i) transition activities arising from the change in control of the Company following the Closing; (ii) overseeing the Company's franchise and commissary operations and the sale of same; (iii) completing the sales or closing, if any, of any remaining Company-owned stores; and (iv) the reporting obligations of the Company under the Securities Exchange Act of 1934. Weinreb shall provide the Services for up to sixteen consecutive (except for two weeks unpaid vacation under Section 2(c)) seven-day periods, commencing on the date of the Closing (each, a "Service Period"); provided, however, Weinreb shall not be required to devote more than 25 hours during any Service Period to the provision of such services.

                  (b) Weinreb shall be authorized to perform, and shall perform, only those Services approved by the Company pursuant to a plan for a given Service Period (a "Service Period Plan"), approved by Eli Levi or another designee of the Company, or otherwise directed by such designee. Weinreb shall propose a Service Period Plan to such designee at least three (3) business days prior to the commencement of a Service Period except the first Service Period when the Service Period Plan will be proposed at the time of Closing. Each Service Period Plan will be deemed accepted by the Company unless the designee objects to or changes the Service Period Plan prior to commencement of the Service Period.

                  (c) Notwithstanding the foregoing, Company shall be entitled at any time to terminate the services of Weinreb for any then remaining Service Periods by providing written notice to Weinreb of such termination at least 7 days prior to the commencement of the next Service Period. During any Service Period when a notice of termination is so delivered, Weinreb shall continue to provide services during such period and to be compensated by Company for such services as provided in this Section 2. Weinreb shall be permitted to take two weeks of unpaid vacation during the Service Periods. Weinreb's services as a consultant shall be performed primarily in the Counties of Nassau and Suffolk, New York, but Weinreb shall undertake such travel (including multiple-day stays) as is reasonably required and approved for the performance of a Service Period Plan. In consideration for his services as a consultant, the Company shall pay to Weinreb (without withholding) $1,250 for each of the first twelve Service Periods and $1,875 for the last four Service Periods. Each such payment shall be paid on the last business day of each Service Period.

         3. Expenses. Company shall reimburse Weinreb for all reasonable expenses specified in, and incurred by Weinreb in the performance of, an approved Service Period Plan upon Weinreb's submission to Company of appropriate receipts and reports evidencing such expenses.

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         4. Protection of Confidential Information and Non-Competition.

                  (a) Weinreb agrees that his services hereunder are, and the services under his Employment Agreement were of a special, unique and extraordinary character, and that he will be, and was under his Employment Agreement in a position of confidence and trust with franchisees, investors in franchisees and employees of Company and its subsidiaries. Weinreb further acknowledges that in the course of rendering services to Company, Weinreb has obtained and will obtain knowledge of confidential information and trade secrets of Company (such as, without limitation, business, marketing and advertising plans and strategies for Company and its franchisees, budgets, information regarding recipes, menus, proprietary products, vendors, wholesale accounts and potential investors in Company and franchises, as well as in connection with Company's new line of business provided by ICS and VillageNet) (collectively, "Confidential Information"). Weinreb agrees not to divulge, furnish or make accessible any Confidential Information to any person other than is required in the ordinary course of business by his consulting duties hereunder.

                  (b) Weinreb agrees that for a two-year period after the date of Closing, he shall not, directly or indirectly, employ or seek to employ any persons employed by Company or by any franchisee, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat. In addition, while Weinreb is engaged by Company as a consultant hereunder, Weinreb shall not, directly or indirectly, establish, engage in or become economically interested in, as an employee, consultant, agent, owner, partner, co-venturer, principal, stockholder or otherwise (hereinafter referred to as "Involvement"), any business specializing, in whole or in part, in operating any food service business, store or facility which is principally engaged in the sale of the same or similar food and/or similar proprietary products sold by Company or franchisees of Company unless such Involvement is limited to a business which operates not more than three retail stores, none of which are located within fifteen miles of a retail store operated by Company or its franchisees. Mere passive ownership of stock representing 5% or less of the capital stock of a publicly-held company shall not be deemed a violation of the second sentence of this paragraph.

                  (c) If Weinreb commits or is about to commit a breach of any of the provisions of paragraph 4(a) or 4(b) above, Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach will cause irreparable injury to Company.

         5. Indemnification. Company agrees to indemnify Weinreb and hold him harmless for the consequences of all Services that he reasonably believes, in good faith, are in furtherance of a Service Period Plan. The Company agrees to

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defend Weinreb at Company's expense in connection with the defense of any action, suit or proceeding against Weinreb in connection with the performance of such Services, unless caused in whole or in part by his intentional misconduct, gross negligence, or unauthorized acts.

         6. Reimbursement of Expenses. In the event of any claims, litigation or other legal proceedings that Weinreb institutes to enforce his rights under or to recover damages for breach of the Promissory Note referenced by Section 1(c)(vi), the Stock Option Agreement dated as of August 21, 1998 between the Company and Weinreb or the Stock Option Agreement referred to in Section 1(b), Weinreb shall be reimbursed by Company for the costs incurred by Weinreb in connection with the analysis, defense and prosecution thereof, including reasonable attorney's fees and expenses, if a non-appealable final decision of a court of law holds in favor of Weinreb.

         7. Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and representatives.

         8. Entire Understanding; Governing Law. This Agreement, the Promissory Note and the Stock Option Agreement referred to in Section 1(b) and the Stock Option Agreement dated as of August 21, 1998 herewith represent the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings. This Agreement shall be governed by, and construed in accordance with, the internal laws of New York (without regard to principles of conflicts of law).

         9. Modification. This Agreement may not be amended, modified, canceled, discharged, extended or changed except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification, cancellation, discharge, extension or change is sought.

         10. Headings. Paragraph headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

         11. Severability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

         12. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, by overnight courier (e.g., FedEx), or by registered or certified mail, return receipt requested, in all cases the notice shall be deemed effective on the date of receipt, addressed to Weinreb at Weinreb's then current home address

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and, in the case of Company, addressed to Company at its offices, 99 Woodbury
Road, Hicksville, New York 11801 or such other principal executive office it shall maintain and disclose as such on the cover page of a report filed by the Company under the Securities Exchange Act of 1934. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

         13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.


         IN WITNESS WHEREOF, Company has by its appropriate officer signed this Agreement and Weinreb has signed this Agreement as of the day and year first above written.


                                  /s/ Mark Weinreb
                                  -----------------------------------------
                                  MARK WEINREB


                                  BIG CITY BAGELS, INC.


                                  By: /s/ Howard Fein
                                      -------------------------------------
                                      Howard Fein, Chief Financial Officer



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                                                                       Exhibit A

                                 PROMISSORY NOTE

Dated: May 21, 1999
$85,000.00

                  FOR VALUE RECEIVED, Big City Bagels, Inc., a New York corporation ("Maker"), hereby promises to pay to the order of Mark Weinreb ("Payee"), at the address indicated for payment on the signature page of this Promissory Note, in lawful money for the United States, the principal sum of $85,000.00, without interest unless this Promissory Note shall not be paid at maturity, in which case interest shall accrue on the unpaid principal balance from the date of maturity until paid in full at the rate of 18% per annum. Payment of principal hereon shall be made in 12 equal monthly installments of $7,083.34 on the ____ day of each month commencing on ____________, 1999 [insert 4-month anniversary of Closing]. Notwithstanding the foregoing, if Maker has elected not to continue the services of Payee as a consultant to the Maker pursuant to the Severance and Consulting Agreement between Maker and Payee dated as of May 21, 1999 ("Severance and Consulting Agreement") through ___________, 1999 [insert 4-month anniversary of Closing], then the installments provided in this Promissory Note shall commence as of the last day of such consultancy. Payment of interest, if any, accrued under this Promissory Note shall be made when the principal amount is paid in full. All payments of principal and interest, if any, shall be made without set-off, withholding, deduction or counterclaim.

                  This Promissory Note may be prepaid at any time in whole or from time to time in part, in each case without premium or penalty.

                  The entire unpaid principal amount of this Promissory Note shall become immediately due and payable without demand on the happening of any one or more of the following events:

                  (a) failure of the Maker to make any payment of any installment of principal within 10 days after such payment is due and five days after notice by Payee to Maker that payment of an installment was not paid within such 10 day period; or

                  (b) the filing of a petition by or against the Maker under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Act or any assignment by the Maker for the benefit of creditors.

                  Maker and all other parties liable herefor, whether principal, endorser, or otherwise, hereby jointly and severally (i) waive presentment, demand for payment, notice of dishonor, notice of protest and protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Promissory Note, (ii) waive recourse to suretyship defenses generally, including extensions of time,


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releases of security and other indulgences which may be granted from time to time by holder of this Promissory Note to Maker or any party liable herefor, and
(iii) agree to pay all costs and expenses, including reasonable attorneys' fees, in connection with the enforcement or collection of this Promissory Note.

                                  Big City Bagels, Inc.



                                  By:___________________________________
                                     Chief Financial Officer





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